Exhibit 10.84

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

NO. 2B7601200728083001

SHANGHAI PUDONG DEVELOPMENT BANK

Maximum Guarantee Agreement

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

Maximum Guarantee Agreement

Guarantor: Henan Shuncheng Group Coal Coke Co Ltd.
Creditor: Zhengzhou Branch, Shanghai Pudong Development Bank

Whereas:
The Guarantor voluntarily assumes the guarantee liability for all the loan under AGREEMENT (as specified in Article 7), in order to ensure the comprehensive and timely performance of the obligations by the debtor under AGREEMENT and the exercise of the Creditor’s rights.

The parties have reached a consensus through friendly consultation to conclude the Agreement. The Parties will commit in accordance to the terms and conditions stipulate hereunder.

Article 1     Guarantee Creditor’s right(s)

The details of the guaranteed Creditor’s right(s) are provided in Article 7 of this Agreement.

Article 2     Guarantee Liability

2.1	Scope of Guarantee

The Guarantee covers Creditor’s right of the agreement, interests (the interests mentioned hereinafter including interest, default interest, compound interest), liquidated damages, compensation, charges, all expenses incurred in the signing and performance of this Agreement and the expenses attributable to the exercise of guarantee rights and the Creditor’s rights (including but not limited to litigation fee, taxes, attorney fee, travel expenses, management fee and charge for auction or disposition of property) and the additional security deposit required by the Creditor but has not added to the guarantee amount.

2.2	Mode of Guarantee

The Guarantee mode hereof is Guarantee with joint and several liabilities;
The Guarantor confirms in case that the debtor fails to repay the debt in accordance with the AGREEMENT, the Creditor is entitled to ask the Guarantor to assume the guarantee liability in the scope defined in the Agreement, no matter whether the Creditor has other security rights on the debt under the AGREEMENT (including but not limited to security, mortgage and pledge), with no need to ask the other Guarantors to assume the guarantee liability first.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

The Guarantor hereby undertakes to waive the defense that claims for advance enforcement of the guarantee in rem provided by the debtor.

2.3	Guarantee Period

Guarantee Period for each debt shall be calculated respectively and is from the maturity date of each debt to two years after the maturity date in the AGREEMENT.
The Guarantor shall assume separately the guarantee liability of repayment installments of each debt under the AGREEMENT during the term of the AGREEMENT. The Guarantee period for any one debt shall be two years as from the expiry of last installment loan in case of the repayment in installments for the debt.
The announcement of early maturity date of principal creditor’s right is all or part of the creditor’s right within the period of creditor’s right, and the expiry date of all or part of creditor’s right is the early maturity date announced, and expires at the  same time during the period of creditor’s right.
The maturity date of all debts or part of the debts shall be the early maturity date in case of the announcement of early maturity.
The Guarantee Period shall be two years as of the expiry date provided in the extension agreement if an extension agreement is reached between the Debtor and the Creditor. The Guarantor’s joint and several liabilities for the debts shall remain in force in the extended period without the Guarantor’s prior content.

2.4	Alteration of AGREEMENT

Any extension and any deferred repayment permission the Creditor gives to the Debtor and the amendments, alterations or replacements of any terms and conditions of the AGREEMENT made by the Creditor and the Guarantor shall not have any effect on the rights and interests of the Creditor under this Agreement and shall not cause any diminishment of the guarantee liability based on the Guarantor’s deemed consent in the case.

The issue of L/C, Letter of Guarantee or Standby L/C by the Creditor, or any amendment of the L/C, Letter of Guarantee or Standby L/C made by the Creditor and the Guarantor shall not cause any diminishment of the guarantee liability with no need to obtain the consent of the Guarantor or prior notify the Guarantor based on the Guarantor’s deemed consent in the case.

Article 3     Statements & Commitments

The Guarantor states and undertakes as follows to the Creditor:

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

3.1
the Guarantor shall be a independent legal subject that has complete civil capacity to perform the obligations of the Agreement under the name of itself and assume the civil responsibility independently;

3.2
The Guarantee has the authority to sign the Agreement, and the Guarantor has already obtained all the authorization and approval required by the Agreement; The terms and conditions of this Agreement are reached on a basis of the Guarantor’s real intent and free will and shall have legal binding force on the Guarantor.

3.3
the Guarantor hereby undertakes that there is no any infringement of the laws (the laws hereof includes laws, regulations, rules, local laws and regulations, judicial interpretation), Articles of Association, relevant documents of the bodies with power, judgments or decisions made and any conflict with other Agreements or agreements the Guarantor has already signed or any other obligations the Guarantor has already taken during the execution and performance of this Agreement.

3.4
the Guarantor shall promise all financial statements (if any) complies with the laws and regulations of PRC (excluding Hong Kong, Macau SAR and Taiwan Region) and could gives a real, complete and unprejudiced explanation of the financial conditions of the Guarantor and all documents and materials submitted to Party A are accurate, real, complete, valid without any concealment.

3.5	the Guarantor shall vow to go through the filling, registration or other procedures required by the validity and legal performance of the Agreement and pay relevant expenses;

3.6	there occurs no big adverse change of the operational and financial situation since the latest audited financial statement;

3.7	the Guarantor has disclosed all the facts or information it knows or should know which is important for the Creditor to decide whether to offer the loan under the AGREEMENT;

3.8
the Guarantor hereby confirms any arrear of wage, medical care, disability benefits and compensatory payment has not happened or will not happen in the execution date and during the performance of this Agreement;

3.9	the Guarantor undertakes there is no situation or event that has or may have material negative effect on the performance capability of the Guarantor.

Article 4     Other Provisions

4.1	the Commitments of the Guarantor

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

4.1.1	The Guarantor shall not take the following actions without the written content of the Creditor:

4.1.1.1	dispose the whole or majority of the significant assets in ways of sale, donation, rent, transfer, mortgage, pledge or other measures;

4.1.1.2
change materially the operative mechanism or property organization form, including but not limited to the contractual operation, leasing, consortium, corporation system reform, shareholding reform, share transfer, merger (or acquisition), joint venture with foreign investment (or cooperation), division, establishment of subsidiaries, transfer of property and decrease of registered capital;

4.1.1.3	change the business scope or major businesses and to alter the Articles of Association;

4.1.1.4	providing the guarantee to the third parties, which has huge negative effect on the Guarantor’s financial situation and its capability to perform the obligations under the Agreement;

4.1.1.5	apply for reorganization, bankruptcy and dismissal of the company;

4.1.1.6	Sign the contracts/agreements that have huge adverse effect on the Guarantor’s ability to perform the obligations under the Agreement or assume relevant obligations that have same effect.

4.1.2
the Guarantor undertakes to promptly notify the Creditor of the event on the day of the event and send the originals of relevant notice (stamped by Non-natural person or signed by natural person) to the Creditor in 5 business days after the day of the event in case of the following circumstances:

4.1.2.1	the events that denies the authenticity and accuracy of the statements and commitments the Guarantor makes in this Agreement happen;

4.1.2.2
the Guarantor or its controlling shareholder, actual controller or the related parties being involved in litigation or arbitration, or its asset being distrained upon, sealed-up, frozen or enforced or being imposed by other measures that have same effect, or its legal representative, director, supervisor and senior management staffs being involved in litigation, arbitration or other enforcement measures.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

4.1.2.3
the change of the legal representative or its authorized representatives, responsible person, major financial responsible person, communication address, company name and work place of the Guarantor, or the change of the Guarantor’s domicile, habitual residence, change of working unit, or long-term departure of the residence place, or any adverse change in the Guarantor’s income level;

4.1.2.4	the reorganization and bankruptcy applied by other debtors or the revocation made by the governing authority.

4.1.3	the Guarantor undertakes to submit relevant financial materials or income certification as required by the Creditor at any time;

4.1.4
the Guarantor undertakes to assume the joint and several liabilities to complement the security deposit in case that the debtor fails to make up the deficiency of the security deposit (including early making-up) as required by the Creditor in issuing L/C, Letter of Guarantee or Standby L/C business. The making-up of the deficiency of the security deposit shall not constitute the exemption of the guarantee liability the Guarantor shall undertake in accordance with the Agreement. Any losses (including interest losses) arising out of the performance of the obligation to complement the security deposit under the Agreement shall be borne by the Guarantor itself.

4.1.5	the Guarantor hereby vows to suspend the exercise of recourse right or relevant rights arising from the performance of the Agreement before the debtor pays off all debts under the AGREEMENT;

4.1.6
The Guarantor shall continue to assume the joint and several liabilities for the early repayment or the sustained debts in case of the revocation of the individual repayment if the debtor repays the debt in whole or in part early or repays individually to the Creditor.

4.2	Deduction Provisions

4.2.1
The authorized Creditor should directly deduct the same amount of money from any account the Guarantor opens in Shanghai Pudong Development Bank to clear off the overdue debt or deficient security deposit in case of the overdue debt or that the security deposit shall be made up by the Guarantor.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

4.2.2
Unless the authorities of the country have particular regulations, the deducted money should clear off all debts in the following orders: first the money should be used to pay off the overdue expenses charged for the Guarantor and debtor; then the money should be used to pay off the interests of the overdue bills; the remaining money should be used to pay off the principals of the overdue bills; if there are several overdue claims, it is the Creditor’s right to decide the priority of the pay-off.

4.2.3
In case of any discrepancy between the currency of the accounts deducted and the currency of money which needs to be paid, the Creditor will be responsible for conversion with an exchange rate determined by it and the Guarantor shall bear the exchange rate risk.

4.3	Certification of debt

It has been acknowledged by the parties that the accounting documents issued and recorded in compliance with its business rules in its Book of Accounts will be the effective evidence of the debt of the Creditor.

4.4	Notification & Service

4.4.1
The notice from one party to the other party shall be sent to the address specified at the signature page of this Agreement, or other address changed by the other party against written notice. If the notice is delivered to the address mentioned hereinabove, the service shall be deemed completed in the following date: the seventh bank business day as from the date when the notice is sent by registered mail to the major business place (for the corporation and its branches and subsidiaries or other organization) or the domicile (for natural person) in case of special mail service; the date signed by the recipient upon receipt in case of special service; the transmission date in case of facsimile or Email. However, the service of all notice, requirement or other communication sent to the Creditor shall be deemed completed upon the actual receipt of the Creditor. The notices sent to the Creditor in the form of facsimile or Email shall be confirmed by the originals (sealed by Non- natural person or signed by natural person) that could be delivered face-to-face and sent by mail to the Creditor afterwards.

4.4.2
the Guarantor hereby agrees that the service of any court summons and notices during any litigation hereof shall be deemed completed upon their arrival at the domicile stated at the end of the Agreement. Any adjustment to the address hereinabove shall not be valid for the Creditor without prior written notification.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

4.5	Validity, Amendment and Termination

4.5.1
This Agreement shall be effective from the date of sealing by the Guarantor and the Creditor and the signing or sealing by their legal representative/ responsible person or authorized representative (signature only for natural person Guarantor) to the date when the guaranteed debts under the Agreement are paid off.

4.5.2
The Agreement is independent of principal AGREEMENT in the validity. In other words, the total or partial invalidity of AGREEMENT shall not affect the effectiveness of this Agreement and the obligation of the Guarantor;

4.5.3
the Agreement shall not be changed unilaterally or terminated early by either party after the Agreement becomes effective; A written agreement shall be reached between the parties hereto after negotiation in case that the Agreement shall be amended and terminated early.

Article 5     Breach of Agreement & Settlement of Breaches

5.1	Breach of Agreement

The Guarantor shall be in breach of Agreement in one of the following circumstances:

5.1.1
Any statement, explanation, guarantee made by the Guarantor during the term of the Agreement or other relevant notice, authorization, approval, content, certificate or other documents made by the Guarantor in compliance with or related to the Guarantor are incorrect or misleading, or have been proven incorrect or misleading, or have been proven invalid, revoked or legally unbinding;

5.1.2	Any infringement of one of the provisions of Article 4 of this Agreement;

5.1.3	when the Guarantor’s business is suspended, terminated, shut-down, restructured, reorganized, taken-over or mandated, dissolved, revoked or cancelled or bankrupted;

5.1.4	Death or declaration of death of the Guarantor in case the Guarantor is natural person;

5.1.5	the change and transfer of the asset or attempted transfer of the asset by virtue of fake marital relations by the Guarantor;

5.1.6
Deteriorating financial situation, serious difficulties in production and business operations or some circumstances that may affect the Guarantor’s operational situation and financial condition or performance capability.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

5.1.7
the Guarantor or its controlling shareholder, actual controller or the related parties being involved in litigation or arbitration, or its asset being distrained upon, sealed-up, frozen or enforced or being imposed by other measures that have same effect, or its legal representative, director, supervisor and senior management staffs being involved in litigation, arbitration or other enforcement measures.

5.1.8	Any infringement of this Agreement that could hinder the smooth performance of this Agreement or other behavior of the Guarantor that may lead to the damage of legitimate interest of the Creditor.

5.2	Settlement of Breaches

The Creditor is entitled to announce the early maturity of principal creditor’s right or creditor’s right under the AGREEMENT or ask the Guarantor to assume the guarantee liability or make up the deficiency of security deposit and pay the liquidated damage (the calculation of the liquidated damage is specified in Article 7) in case of any one of the above-mentioned breaches of Agreement. The Guarantor shall reimburse all losses suffered by the Creditor if the liquidated damage fails to pay the loss of the Creditor.

Article 6     Other Provisions

6.1	Applicable Law

The Agreement is governed and construed by laws of the People’s Republic of China (excluding Hong Kong, Macau SAR and Taiwan Region).

6.2	Settlement of Disputes

All disputes and argues arising from the performance of this Agreement shall be solved through negotiation by the parties; if negotiation fails, both parties agree to adopt the jurisdiction of the People’s Court of the domicile of the Creditor;
During the settlement of dispute, other provisions in the Agreement that may not be affected shall be performed continuously.

6.3	Miscellaneous

(1)
Any matters not provided herein shall be added in Article 7 or supplemented subject to written agreement entered into between the parties. The appendixes to the Agreement (please see Article 7 of this Agreement) shall form integral parts of the Agreement and shall have the same binding force as the Agreement itself.

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

(2)	Words and expressions in this Agreement shall have the same meanings respectively assigned to them in the AGREEMENT hereafter referred to, unless otherwise provided.

Article 7     Special Clauses

7.1	The AGREEMENT guaranteed by this Agreement (in correspondence with WHEREAS clauses)

(1)
The AGREEMENT covers a series of Agreements signed between 21st June, 2007 and 20th June 2010. The Creditor of this Agreement is Zhengzhou Branch, Shanghai Pudong Development Bank stated in the AGREEMENT;

(2)	The debtor under the AGREEMENT is Henan Liyuan Coke Co., Ltd. Domicile: Tongye Town, Anyang.

7.2	The Primary Creditor’s right (in correspondence with Article 1 of this Agreement)

The Primary Creditor’s right guaranteed by this Agreement: a kind of or kinds of credit including but not limited to all varieties of loan and all possible debts arising from intermediary business provided to the debtor continuously between 21st June 2007 and 20th June 2010 (hereinabove referred to as “period of debts”. The total amount of the above-mentioned debts during the period of debts shall not exceed RMB THIRTY THREE MILLION FIVE HUNDRED THOUSAND CHINESE YUAN ONLY (or other currencies with equivalent value). The amount of the debts shall be converted according to the exchange rate determined by the Creditor itself in case that the currency of the debt is foreign currency.
7.3	Settlement of Breaches (in correspondence with Clause 2, Article 5)

Liquidated damage: accounting for 5% of the total amount of the debts.
7.4	The appendixes of this Agreement includes: (in correspondence with Para.1, Clause 3, Article 6)

(1)
(2)
(3)
(4)
(5)
7.5	Other provisions (in correspondence with Item 1, Clause 3, Article 6)

SHANGHAI PUDONG DEVELOPMENT BANK	MAXIMUM GUARANTEE AGREEMENT

7.6	The Agreement shall be in originals, respectively held by the Guarantor, the Debtor, and , and the originals have same legal effect.

(No text in the signature page)

In witness hereof the parties hereto have accurate and correct understanding of legal definition of rights, obligations and limitation or exemption of liability and have conducted detailed description and negotiation of all clauses, free of any doubt, to execute this Agreement on 21st  June, 2007.

Guarantor (Common Seal) Henan Shuncheng Group Coal Coke Co., Ltd
Legal Representative/Authorized Representative: /s Wang Xinshun
(Signature/Seal)

Creditor (Common Seal) Shanghai Pudong Development Bank
Legal Representative/Authorized Representative:
(Signature/Seal) [illegible]

(Applicable to the corporation mentioned hereinabove)